                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report:  (Date of earliest event reported) April 29, 1998


                            IMARK TECHNOLOGIES, INC.
               --------------------------------------------------
               (Exact name of Registrant as Specified in Charter)




    Delaware                      0-21147                   87-0378128
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    (State or other               (Commission               (I.R.S. Employer
    jurisdiction of               File Number)              Identification
    incorporation)                                          Number)





  580 Herndon Parkway, Herndon, Virginia                           20170
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  (Address of principal executive offices)                       (Zip Code)


      Registrant's Telephone Number, including Area Code:  (703) 925-3400
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Item 5:  Other Events


         On April 23, 1998, Imark Technologies, Inc. ("Imark") entered into a Letter of Intent ("Letter of Intent") to acquire International Advance, a private Delaware based holding corporation. Under the terms of the Letter of Intent, Imark will issue 10.5 million shares of common stock and one million shares of preferred stock to the shareholders of International Advance in exchange for all of the shares of International Advance outstanding and International Advance will become a wholly owned subsidiary of Imark. Also, the Letter of Intent provides that two of Imark's current directors will resign (Steven P. Schnipper and Weldon P. Rackley) and the shareholders of International Advance will appoint three directors to Imark's board of directors.

         The transactions contemplated under the Letter of Intent are expected to close within thirty days and are subject to certain customary conditions. The foregoing description of the Letter of Intent is qualified in its entirety by reference to the Heads of Terms Dated April 23, 1998, between Imark Technologies, Inc, and International Advance, Inc. which is filed as Exhibit
99.2 to this Form 8-K and incorporated herein by reference.
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Item 7:  Financial Statements and Exhibits

         (c) The following exhibits are filed as part of this Report and incorporated herein by reference.

         99.1    Press release of Imark Technologies, Inc., dated April 23,
                 1998.

         99.2 Heads of Terms Dated April 23, 1998, between Imark Technologies, Inc, and International Advance, Inc.
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IMARK TECHNOLOGIES, INC.

Dated:   April 29, 1998            /s/ Robert A. Wiedemer
                                   -------------------------------------
                                   Robert A. Wiedemer
                                   President and Chief Executive Officer
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                                EXHIBIT INDEX




Exhibit
Number                    Description
-------                   -----------
99.1                      Press release of Imark Technologies, Inc., dated
                          April 23, 1998.

99.2                      Heads of Terms Dated April 23, 1998, between Imark
                          Technologies, Inc. and International Advance, Inc.